Exhibit 32.1

                            SECTION 906 CERTIFICATION

In connection with the Annual Report of China BAK Battery, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Xiangqian Li, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




March 29, 2005

                                                          /s/ Xiangqian Li
                                                         -----------------------
                                                         Xiangqian Li
                                                         Chief Executive Officer



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting, the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to China BAK Battery, Inc. and will be retained by China BAK Battery, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.